SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)

                           INFORMATION REQUIRED IN
                               PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               NEWCOR, INC.
               (Name of Registrant as Specified In Its Charter)

                       ____________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1) Title of each class of securities to which transaction applies:
        _______________________________________________________________________
    (2) Aggregate number of securities to which transaction applies:
        _______________________________________________________________________
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        _______________________________________________________________________
    (4) Proposed maximum aggregate value of transaction:
        _______________________________________________________________________
    (5) Total fee paid:
        _______________________________________________________________________
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid: ________________________________________________
    2) Form, Schedule or Registration Statement No.: __________________________
    3) Filing Party: __________________________________________________________
    4) Date Filed: ____________________________________________________________

                                 NEWCOR, INC.
                         1825 S. Woodward, Suite 240
                       Bloomfield Hills, Michigan 48302

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                March 4, 1998

To the Shareholders of NEWCOR, INC.

      Notice is hereby given that the Annual Meeting of Shareholders of Newcor, Inc. will be held at the Troy Marriott, 200 W. Big Beaver Road, Troy, Michigan, on Wednesday, March 4, 1998, at nine thirty o'clock in the morning, for the following purposes:

      1. To elect two Directors to serve until the 2001 Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

      2. To transact such other business as may properly come before the meeting, or any adjournment thereof.

      The close of business on January 14, 1998, has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

      You are cordially invited to attend the meeting in person. If you do not expect to be present, please mark, sign and date the enclosed proxy and mail it in the return envelope, which requires no postage if mailed in the United States. It will assist us in preparing for the meeting if shareholders will return their signed proxies promptly regardless of whether they expect to attend in person and whether they own few or many shares. The proxy may be withdrawn at any time prior to being voted.

                                            By Order of the Board of Directors

                                            /s/ Thomas D. Parker

                                            Thomas D. Parker, Secretary

Bloomfield Hills, Michigan
February 4, 1998

                                 NEWCOR, INC.
                         1825 S. Woodward, Suite 240
                       Bloomfield Hills, Michigan 48302

                               PROXY STATEMENT

                        Annual Meeting of Shareholders
                         to be held on March 4, 1998

      This Proxy Statement is furnished to the holders of the Common Stock, par value $1.00, of Newcor, Inc. (the "Company"), a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held March 4, 1998, at nine thirty o'clock in the morning, local time, at the Troy Marriott Hotel, 200 W. Big Beaver Road, Troy, Michigan, and any adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy will be first sent or given to shareholders on February 9, 1998.

      The cost of soliciting proxies by mail, telephone, telegraph, or in person will be paid by the Company. The Company will reimburse banks or brokers holding stock in the names of nominees for the reasonable out-of-pocket expense of sending soliciting material to the beneficial owners of such stock and obtaining their proxies.

      The shares represented by the enclosed proxy will be voted at the Annual Meeting if the proxy is duly executed and timely returned. The proxy is subject to revocation at any time before it is exercised. If a proxy is signed but no specification is made on the form of proxy, the shares represented by such proxy will be voted FOR the election as directors of the nominees listed thereon.

      As of the close of business on January 14, 1998, (the record date fixed for the Annual Meeting), the Company had outstanding 5,776,028 shares of Common Stock, $1.00 par value (the "Common Stock"), each of which shares, excluding 833,994 treasury shares, is entitled to one vote on each matter presented to the meeting. The only persons entitled to notice of and to vote at the Annual Meeting are those persons who were record holders of such shares at the record date for the meeting.

Principal Holders of Voting Securities

      So far as is known to the Company, the only persons who are or may be beneficial owners (within the meaning of SEC Rule 13d-3) of over 5% of the Common Stock are the persons indicated in the table that follows.

          Name and Address                Shares of        Percent of Ownership of
        of Beneficial Owner            Common Stock(1)    Shares of Common Stock(1)
        -------------------            ---------------    -------------------------
David L. Babson & Co., Inc.(2)        -- 582,434 shares             11.79%
One Memorial Drive
Cambridge, MA 02142-1300

Dimensional Fund Advisors Inc.(3)     -- 306,342 shares              6.20%
1299 Ocean Avenue
Santa Monica, California 90401

Kennedy Capital Management, Inc.(4)   -- 416,850 shares              8.43%
10829 Olive Boulevard
St. Louis, MO 63141-7739

Catherine A. Gofrank(5)               -- 283,375 shares              5.73%
26555 Evergreen Rd.
Southfield, MI 48076-4285

Shirley E. Gofrank(6)                 -- 277,442 shares              5.61%
3001 W. Big Beaver
Troy, MI 48084

                                      1


----------------
(1) Where the most recent source of information identified below for a listed person precedes the payment date of the 5% dividend that was paid in Common Stock during the last quarter of fiscal 1997 (the "5% Stock Dividend"), the number of shares listed in this table has been adjusted for the 5% Stock Dividend. Except as indicated in note (6), ownership percentages are calculated based on the number of shares (excluding treasury shares) outstanding at the close of business on the record date for the Annual Meeting.

(2) Information concerning David L. Babson & Co., Inc. ("Babson"), is based on Schedule 13G filed with the Securities and Exchange Commission ("Commission") by Babson, as amended through January 15, 1998. Holdings reported in this schedule are as of December 31, 1997. The schedule states that Babson is a registered investment adviser and that the reported shares are owned by numerous of its investment counselling clients. Babson has sole voting and dispositive power over all of these shares.

(3) Information concerning Dimensional Fund Advisors Inc. ("Dimensional"), is based on a Schedule 13G filed with the Commission by Dimensional, as amended through February 5, 1997, and a supplementary letter that accompanied the copy of the most recent amendment of the schedule when it was provided to the Company. Holdings reported in this schedule are as of December 31, 1996. Based on the schedule and after giving effect to the 5% Stock Dividend, Dimensional has sole voting power over 197,498 of the reported shares and sole dispositive power over all of them. According to the schedule and supplementary letter, Dimensional is a registered investment adviser and all of the shares reported in the schedule are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all these shares.

(4) Information concerning Kennedy Capital Management, Inc. ("Kennedy"), is based on a Schedule 13G filed by Kennedy with the Commission, dated February 10, 1997. Holdings reported in this schedule are as of December 31, 1996. Based on this schedule and after giving effect to the 5% Stock Dividend, Kennedy has sole voting power over 386,242 of the reported shares and sole dispositive power over all of them. The schedule also states that Kennedy is a registered investment adviser.

(5) Information concerning Catherine A. Gofrank is based on a Schedule 13D filed by her with the Commission, dated July 8, 1996, and supplementary updating information concerning some of the reported shares recently provided to the Company by her sister, Shirley E. Gofrank, in Ms. Shirley Gofrank's capacity as a Company director. Based on this schedule and after giving effect to the 5% Stock Dividend, Ms. Catherine Gofrank has sole voting and dispositive power over 48,329 of the reported shares. Based on the schedule and the supplementary information provided by her sister, the sisters share voting and dispositive power over the rest of the reported shares, as successor co-trustees of the trust referred to in note (6).

(6) Information concerning Shirley E. Gofrank is based on a Schedule 13D filed by her with the Commission, dated July 10, 1996, and supplementary updating information she recently has provided to the Company in her capacity as a Company director. The reported shares include 41,609 shares over which she has sole voting and dispositive power, 787 shares subject to options currently exercisable or that will become exercisable within 60 days (which shares are treated as outstanding for purposes of calculating her percentage of ownership) and 235,046 shares over which she shares voting and dispositive power with her sister, Catherine A. Gofrank, in their capacity as successor co-trustees of a trust established by their father during his lifetime. The reported shares do not include 381 shares owned by Ms. Shirley Gofrank's husband, over which she has no voting or dispositive power.


Independent Public Accountants

      Coopers & Lybrand, L.L.P., the auditors for fiscal 1997, have been reappointed for fiscal 1998. They will have a representative at the Annual Meeting to respond to appropriate questions by shareholders and to make a statement if they desire to do so.

                            ELECTION OF DIRECTORS

      Pursuant to the Company's Certificate of Incorporation, members of the Company's Board of Directors (the "Board") are divided into three classes. Pursuant to the Company's Bylaws, the total number of directors may range from three to eleven, as determined from time to time by the Board; the number in each director class is required to be as nearly equal as possible to the number in each other class.

      In June 1997, Frank L. Klapperich, who then served in the class of directors with terms scheduled to expire in 1999, resigned from the Board, leaving one director in that class, three in the class of directors with terms scheduled to expire in the year 2000, and three in the 1998 director class. To correct this imbalance, director Jerry D. Campbell resigned from the 1998 class and was appointed by the Board to fill the vacancy in the 1999 class created by Mr. Klapperich's resignation. The Board then reduced the total number of directors to seven and the number in the 1998 class to two. Two directors, therefore, are to be elected at the Annual Meeting, for the terms scheduled to expire in 2001. The Board's nominees for election to the 2001 class are the incumbent directors in the 1998 class, Shirley E. Gofrank and W. John Weinhardt.

      Pursuant to applicable Delaware corporation law, assuming the presence of a quorum, directors will be elected at the Annual Meeting, from among those persons duly nominated for such positions, by a plurality of the votes actually cast by holders of Common Stock who are present in person, or represented by proxy, and entitled to vote at the meeting. Thus, for this year, those nominees who receive the highest and second-highest numbers of votes for their election as directors will be elected, regardless of the number of votes that for any reason, including abstention, broker non-vote, or withholding of authority to vote, are not cast for the election of such nominees.

      It is intended that votes for election as directors will be cast pursuant to the proxies hereby solicited (except to the extent authority is withheld) for the nominees named above. If either nominee proves to be unable to serve, the proxies will be voted for such other person as may be nominated by the current Board of Directors. At present, the Company has no reason to believe that any named nominee will be unable to serve if elected.

      The following table sets forth information relating to each nominee, each director of the Company whose term continues beyond 1998, and each current or former executive officer of the Company named in the Summary Compensation Table below, based in each case on data furnished by such person, and relating to the holdings of Common Stock of all directors and current executive officers as a group. Except as indicated by footnote, each individual named in the table exercises sole voting and dispositive power with respect to shares shown for him or her.

                                                                                         Shares of
            Name, Principal Occupation or                                              Common Stock
            Employment at Present and for                  Age       Served as a           Owned             Percent
             Past Five Years, and Certain                 as of    Director of the    Beneficially at           of
         Directorships, or Identity of Group            12/31/97    Company Since    January 14, 1998         Class
         -----------------------------------            --------    -------------    ----------------         -----

                                              Nominees for Terms Expiring in 2001
Shirley E. Gofrank(1), President and Managing
Director of Gofrank & Mattina, P.C., a public
accounting firm .....................................      49            1995             277,442(6)(7)(8)     5.61%

W. John Weinhardt(2), President and Chief Executive
Officer of Newcor, Inc.since March 1995; Vice President
and Group Executive of Danaher Corp., a diversified
manufacturer of automotive products,
process-environmental controls and hand tools,
November 1990-January 1995;  President and CEO of
Fayette Tubular Products, Inc. (Danaher subsidiary),
November 1991-January 1995 ..........................      47            1995             102,367(8)(9)        2.04%

                                      3



            Name, Principal Occupation or                                              Common Stock
            Employment at Present and for                  Age       Served as a           Owned             Percent
             Past Five Years, and Certain                 as of    Director of the    Beneficially at           of
         Directorships, or Identity of Group            12/31/97    Company Since    January 14, 1998         Class
         -----------------------------------            --------    -------------    ----------------         -----
                                          Directors Whose Terms Expire in 2000

Jack R. Lousma(1)(3), President and COO of Diamond
General Development Corp., developer and manufacturer
of products for the dental industry, since July
1996 and, prior thereto, other management positions
beginning in 1994; Vice President Marketing and Sales
of Aero Sport, Inc., manufacturer of analyzers
for the medical industry, 1993-1994; President of
Michigan Columbia Corp., an aerospace engineering/
consulting company; Director of Republic Bank .......      61            1991               6,669 (8)           .13%

Richard A. Smith(2), from December 1990 until his
retirement in March 1995, President and Chief Executive
Officer of Newcor, Inc.; President and Chief Operating
Officer of Newcor, Inc., May 1986 through December 1990;
Director of Kettering University (formerly GMI
Engineering and Management Institute) and of Coating
Specialties, Inc. ...................................      58            1987              67,897(6)(8)        1.37%

Kurt O. Tech(2)(3), prior to his retirement in 1980,
President of The Cross Company ......................      76            1981              12,281(8)            .25%

                                          Directors Whose Terms Expire in 1999

Jerry D. Campbell(3)(4), Chairman and CEO of Republic
Bancorp Inc.; Director of PICOM Insurance Co. and its
holding company, Professionals Insurance Company
Management Group ....................................      57            1987             111,606(8)           2.26%

William A. Lawson(2)(4), Chairman of the Board of
Newcor, Inc. since March 1991 and, prior thereto,
Vice Chairman; Chairman and CEO of Bernal
International, Inc., a manufacturer of parts and
equipment for the packaging industry, since October
1995; Chairman of W. A. Lawson Associates,
investments and consulting; Director of Energy
Research Corp. ......................................      64            1988             124,309(8)           2.51%

                                         Non-Director Current Executive Officers

Robert C. Ballou, Group Vice President Precision
Machined Products of Newcor, Inc. since October 1995;
Director of Manufacturing of MascoTech, an automotive
supplier, 1992-1995 .................................      44                              11,692(8)(9)         .24%

John J. Garber(5), Vice President Finance, Treasurer
and Chief Financial Officer of Newcor, Inc. since
September 1991 ......................................      56                              17,379(8)(9)         .35%

Thomas D. Parker, Vice President Human Resources and
Secretary of Newcor, Inc. since June 1994; Vice
President Human Resources of Newcor, Inc. since 1992       50                               6,111(8)(9)         .12%
Dennis H. Reckinger, Group Vice President Rubber and
Plastic of Newcor, Inc. since December 1995;
President and General Manager of Deckerville Division
(formerly Midwest Rubber Division) of Newcor, Inc.
1992-1997 ...........................................      62                              11,850(8)(9)         .24%
                                                Former Executive Officer

John D. Borseth, former Group Vice President(10) ....                                      16,540(8)(9)         .33%

                                      4



            Name, Principal Occupation or                                              Common Stock
            Employment at Present and for                  Age       Served as a           Owned             Percent
             Past Five Years, and Certain                 as of    Director of the    Beneficially at           of
         Directorships, or Identity of Group            12/31/97    Company Since    January 14, 1998         Class
         -----------------------------------            --------    -------------    ----------------         -----

All directors and current executive officers as a
group (11 persons) ..................................                                     749,603(6)(7)(8)(9) 14.80%

----------------
 (1) Member of the Audit Committee

 (2) Member of the Executive Committee (By virtue of his position as Chairman of the Board, Mr. Lawson also is entitled to attend all meetings of Board committees, but he has no right to vote on any matter coming before any committee other than the Executive Committee and the Finance Committee.)

 (3) Member of the Compensation/Stock Option Committee

 (4) Member of the Finance Committee

 (5) By virtue of his position as CFO, Mr. Garber is entitled to attend all meetings of the Board's Finance Committee, but he has no right to vote upon any matter coming before the committee.

 (6) Does not include shares held by spouses, the beneficial ownership of which is disclaimed, as follows: Shirley E. Gofrank, 381; Richard A. Smith, 395.

 (7) Includes shares held as co-trustee of a trust, as follows: Shirley E. Gofrank, 235,046.

 (8) Includes shares that may be acquired under stock options currently or within 60 days exercisable, as follows: Shirley E. Gofrank, 787; W. John Weinhardt, 83,317; Jack R. Lousma, 787; Richard A. Smith, 787; Kurt O. Tech, 787; Jerry D. Campbell, 787; William A. Lawson, 16,005; Robert C. Ballou, 3,675; John J. Garber, 6,497; Thomas D. Parker, 3,909; Dennis H. Reckinger, 5,693; John D. Borseth, 6,300; all directors and current executive officers as a group, 123,031. For purposes of calculating the group percentage, all optioned shares (other than those optioned to Mr. Borseth, who is no longer an executive officer) are treated as outstanding. For purposes of calculating individual percentages, only the shares optioned to a given individual are treated as outstanding.

 (9) Includes shares held by 401(k) plan as follows: W. John Weinhardt, 2,565; Robert C. Ballou, 667; John J. Garber, 317; Thomas D. Parker, 312; Dennis H. Reckinger, 205; John D. Borseth, 265. These individuals have sole dispositive power but no voting power over these shares.

(10) As reported in note (8) to the Summary Compensation Table, Mr. Borseth's position with the Company terminated during fiscal 1997. Consequently, only share ownership information is presented for him in this table.


      The Board of Directors held nine meetings during the fiscal year ended October 31, 1997. The Executive Committee, which acts on behalf of the Board between board meetings, held four meetings during fiscal 1997. The Audit Committee, the function of which is to assist the Board of Directors in fulfilling its fiduciary responsibility relating to corporate accounting and reporting practices, and to maintain a direct and separate line of communication between the Board of Directors and the Company's independent auditors, held three meetings during the fiscal year. The Compensation/Stock Option Committee, the functions of which include reviewing current compensation practices, making recommendations to the Board for compensation of directors and officers, making recommendations in relation to the Company's 401(k) Plan, and administering the Company's stock-based plans, held five meetings during the fiscal year. (For more information concerning this committee, see "Compensation Committee Report" below). The Finance Committee, the duties of which include recommending dividend action to the Board after consultation with the Company's management, as well as providing the Board of Directors with such advice and recommendations as it may from time to time request concerning borrowings, issuance of securities, investment of cash balances and other investments and recommending persons to the Board for nominations to the Board of Directors, held three meetings during the 1997 fiscal year. The Finance Committee does not solicit director nominations from shareholders. During fiscal 1997, each director attended at least 75% of all meetings of the Board of Directors and of committees on which he or she served.

Executive Compensation

      Summary Compensation Information. The table that follows provides information, for each of the Company's last three completed fiscal years in which they were executive officers, concerning the compensation of W. John Weinhardt, the Company's current Chief Executive Officer ("CEO"), and of all other persons who served as the Company executive officers during the fiscal year ended October 31, 1997 (other than Mr. Lawson, whose total 1997 compensation from the Company was as a Company director).

                        SUMMARY COMPENSATION TABLE(1)
                                                                                Long-Term Compensation
                                                                              ---------------------------
                                             Annual Compensation                       Awards
                                  ----------------------------------------    ---------------------------
                                                                   Other                       Securities
                                                                  Annual       Restricted      Underlying
       Name and          Fiscal                                   Compen-         Stock           Stock            All Other
  Principal Position      Year    Salary($)(2)   Bonus($)(2)   sation($)(3)   Awards($)(4)    Options(#)(5)   Compensation($)(6)
  ------------------      ----    ------------   -----------   ------------   ------------    -------------   ------------------
W. J. Weinhardt ......    1997      $290,000       $221,444       $20,071        $72,863      18,270 shares        $28,836(7)
President &               1996      $256,667       $176,000       $20,071          -0-             0 shares        $26,461(7)
CEO                       1995      $166,667       $ 200,000      $20,171          -0-       105,000 shares        $27,211(7)

R. C. Ballou .........    1997      $145,000       $127,984         -0-          $25,125       6,300 shares        $   1,917
Group VP Precision        1996      $135,000       $ 51,000         -0-          $16,500       6,300 shares              -0-
Machined Products         1995      $ 11,250       $ 15,000         -0-            -0-             0 shares              -0-

J. J. Garber .........    1997      $133,100       $ 61,226         -0-          $16,750       4,200 shares        $   1,684
VP Finance,               1996      $126,735       $ 51,315         -0-          $8,250        2,100 shares              -0-
Treasurer & CFO           1995      $120,700            -0-         -0-            -0-             0 shares              -0-

T. D. Parker .........    1997      $100,000       $ 35,742         -0-          $10,888       2,730 shares        $   1,920
VP Human Resources        1996      $ 92,600       $ 21,988         -0-          $4,125        2,100 shares              -0-
& Secretary               1995      $ 87,780            -0-         -0-            -0-             0 shares              -0-

D. H. Reckinger ......    1997      $135,700       $ 10,747         -0-          $20,100       5,040 shares        $   1,586
Group VP Rubber           1996      $129,200       $ 46,784         -0-          $6,188        2,625 shares              -0-
and Plastic

J. D. Borseth(8) .....    1997      $ 66,531            -0-         -0-            -0-             0 shares        $  94,208
Former Group VP           1996      $159,675       $127,943         -0-            -0-             0 shares              -0-
                          1995      $152,800            -0-         -0-            -0-             0 shares              -0-

----------------
(1) Where compensation is reported for less than three years, the named executive was not an executive officer during the fiscal years omitted.

(2) Where applicable, includes salary or bonus amounts deferred into the Newcor Savings Plan, a so-called "401(k)" plan, at a named executive's election. Bonus amounts for 1996 do not include the amount of any bonus exchanged by a named executive for restricted shares of Common Stock pursuant to the Voluntary Program of the Company's 1996 Employee Incentive Stock Plan (the "Employee Stock Plan"). As to such restricted shares, see the "Restricted Stock Awards" column of this table.

(3) Amounts reported do not include any perquisites or other non-cash benefits provided to named executives, which in each case and for each fiscal year did not exceed 10% of the executive's aggregate salary and bonus for the year. The fiscal year amounts reported for Mr. Weinhardt represent a so-called "gross up" for taxes payable by him due to the Company's reimbursement of the life insurance premiums reported in this table under "All Other Compensation."

(4) Dollars reported in this column for 1997 relate to awards of transfer-restricted and forfeitable shares of Common Stock made in that fiscal year to named executives under the Discretionary Program of the Employee Stock Plan. Dollars reported for 1996 relate to awards of transfer-restricted but nonforfeitable shares of Common Stock received by named executives in 1997 under the Voluntary Program of the Employee Stock Plan in exchange for portions of the cash bonuses awarded to them for fiscal 1996 performance under the Company's cash incentive bonus plan. In each case, dollars reported have been calculated by multiplying the number of shares received by the NASDAQ-reported closing price for an unrestricted share of Common Stock on the pertinent award date. The transfer restrictions imposed on

                                      6


    shares awarded under the Voluntary Program lapse on the first anniversary of the award date. Subject to earlier vesting upon death, disability or as otherwise provided in the Employee Stock Plan, the transfer restrictions and risk of forfeiture imposed on the shares awarded under the Discretionary Program lapse on the third anniversary of the award date. Holders of shares received under either program possesses all of the normal rights of a holder of Common Stock with respect to these shares, including voting and dividend rights. Shares of Common Stock received as a dividend upon shares received under the Employee Stock Plan (the "awarded shares") pursuant to the 5% Stock Dividend are subject to the same transfer restrictions, risk of forfeiture (if any) and shareholder rights as the awarded shares to which they relate. As of the last business day of fiscal 1997, the named executives, respectively, held the following aggregate numbers of shares received under the Employee Stock Plan or in the 5% Stock Dividend that were still subject to transfer restrictions: Mr. Weinhardt, 9,135 (all forfeitable); Mr. Ballou, 5,250 (3,150 forfeitable); Mr. Garber, 3,150 (2,100 forfeitable); Mr. Parker, 1,890 (1,365 forfeitable); Mr. Reckinger, 3,307 (2,520 forfeitable); Mr. Borseth, none.

(5) Shares reported in this column for 1997 all relate to options granted under the Discretionary Program of the Employee Stock Plan. Further information concerning the plan is provided below under "Certain Information Concerning Stock Options" and "Compensation Committee Report." Shares reported for 1996 include 4,200 subject to options acquired by Mr. Ballou, 2,100 subject to options acquired by Mr. Garber, 1,050 subject to options acquired by Mr. Parker, and 1,575 subject to options acquired by Mr. Reckinger in that year as a result of participation in the Voluntary Program of the Employee Stock Plan. The other shares reported for 1996 relate to options granted in fiscal 1996 under the Discretionary Program of the Company's 1993 Management Stock Incentive Plan, the provisions of which are similar to those of the Employee Stock Plan. All share numbers reported have been adjusted for the 5% Stock Dividend.

(6) Except as otherwise indicated in notes (7) and (8), all amounts reported represent the dollar value of matching contributions made by the Company for the accounts of named executives under the Company's 401(k) plan.

(7) For each year, the amount reported includes $26,461, representing reimbursement of premiums paid by Mr. Weinhardt on a $1,500,000 insurance policy on his life. Mr. Weinhardt is the owner of this policy; the Company is not a beneficiary. The amount reported for 1995 also includes $750 of director fees.

(8) Mr. Borseth's employment with the Company terminated on March 31, 1997. In connection with his separation from the Company he received $93,144 in cash severance benefits, which amount is included under "All Other Compensation."


      Certain Agreements with Executives. In connection with his engagement as President and CEO, W. John Weinhardt entered into an employment agreement with the Company for an initial term ending February 28, 1997. This agreement has been extended for an additional one year period and would extend for successive one year periods thereafter unless either party notifies the other during the extended term then in effect that the notifying party has elected to terminate the agreement at the end of that term. Under this agreement, Mr. Weinhardt is entitled to receive salary at a specified annual rate subject to periodic review by the Board (currently $300,000), to cash bonuses under the Company's cash incentive bonus plan if and as earned, to participate in other employee benefit plans available to Company executives, to a $1,500,000 insurance policy on his life paid for by the Company, and to specified health insurance coverage for him and his family and certain other non-cash fringe benefits. A one-time cash bonus of $100,000 also was paid to Mr. Weinhardt under the agreement at the time he commenced his duties with the Company. In addition, the agreement contemplated a "guaranteed" bonus of $100,000 for fiscal 1995, which was paid to Mr. Weinhardt after year-end, and the grant of options on Common Stock that was made to him in fiscal 1995.

      The employment agreement with Mr. Weinhardt would terminate immediately upon his death or permanent disability and is terminable at any time by either party upon 30 days prior written notice to the other. If termination is due to Mr. Weinhardt's permanent disability or an election by the Company not to extend the agreement for an additional term, or if termination is otherwise by the Company and not for Cause (as defined in the agreement), he will be entitled for one year following the termination date to continued payment by the Company of the premiums on his life insurance policy and of his salary at the rate then in effect (reduced by any amounts payable under the Company's long-term disability policy), to continuation of health insurance and certain other fringe benefits for up to one year after his termination date, to any bonus earned at the time of termination, and to outplacement services. If termination is by Mr. Weinhardt's death or at his election, or is by the Company for Cause, he (or his estate) will be entitled only to salary earned as of the termination date, and the Company's other obligations to him under the agreement also will cease as of that date.

      Regardless of the time or circumstances of his employment termination, Mr. Weinhardt for five years thereafter is prohibited by the employment agreement from making any attempt to induce or encourage any employee of the Company or an affiliate to leave for employment with a competitor. The agreement also imposes confidentiality obligations upon Mr. Weinhardt, which continue indefinitely, and provides that any intellectual property developed or invented by him during the term of his employment will be the sole and exclusive property of the Company.

      In connection with his engagement by the Company, Mr. Weinhardt and the Company also entered into another agreement, providing for certain payments to him in the event that, within eighteen months after a change in control (as defined in such agreement), he or the Company should terminate his employment. Depending on the reason for termination and upon whether it is the Company or Mr. Weinhardt that terminates, either no payments would be required under the agreement or the amount of the required payments would be either 1.25 or 2.5 times the sum of (a) Mr. Weinhardt's annual base salary in effect at the termination date or, if higher, immediately preceding the change in control and (b) his average annual bonus for the three full Company fiscal years (or, if shorter, the entire period of his employment) immediately preceding the termination date or change in control. The agreement also provides for continuance of health, life, and similar insurance coverage for specified time periods following employment termination after a change in control and, under some circumstances, for outplacement services. In addition, it provides that, upon the occurrence of a change in control, all outstanding but theretofore unexercisable options to acquire Company stock held by Mr. Weinhardt would become immediately exercisable in full, and that each Company stock option held by Mr. Weinhardt would continue to be exercisable for six months following any termination of his employment within eighteen months after a change in control or such lesser period as the option would have been exercisable if his employment had not terminated.

      Thomas D. Parker has a similar "change in control" agreement with the Company. Under his agreement, the maximum cash amount that would be payable if his employment terminated after a change in control is 1.5 times the sum of his annual base salary and average bonus, determined as described above.

      Each of Robert C. Ballou and Dennis H. Reckinger has a severance agreement with the Company. Under the current terms of each severance arrangement, both of which are subject to change at the Company's discretion, if the covered executive were terminated by the Company other than for cause (as therein defined), he would be entitled to his salary at the rate in effect at the date of his termination and to continuation of certain employee benefits for a specified severance period thereafter (6 months for Mr. Ballou; 12 months for Mr. Reckinger). Mr. Reckinger's severance agreement also includes a noncompetition agreement by him, effective for his entire severance period.

      Certain Information Concerning Stock Options. The table that follows provides information concerning grants of stock options made during the Company's last-ended fiscal year to each of the executive officers named in the Summary Compensation Table.

                                Option/SAR Grants in Last Fiscal Year(1)
                    -------------------------------------------------------------

                                                                                               Potential
                                                                                      Realizable Value at Assumed
                                                                                    Appreciation for Option Term(4)
                                                                                 ------------------------------------
                                         Individual Grants
                         --------------------------------------------------------
                           Securities      % of Total
                           Underlying     Options/SARs
                            Options/       Granted to    Exercise or
                              SARs        Employees in    Base Price   Expiration
         Name            Granted (#)(2)    Fiscal Year    ($/Sh)(2)      Date(3)        5% ($)           10% ($)
         ----            --------------    -----------   -----------   -----------      ------           -------
W. J. Weinhardt ......       18,270           32.3%        $8.0357     03/05/2007       $95,432         $241,843
R. C. Ballou .........        6,300           11.2%        $8.0357     03/05/2007       $32,907         $ 83,394
J. J. Garber .........        4,200            7.4%        $8.0357     03/05/2007       $21,938         $ 55,596
T. D. Parker .........        2,730            8.9%        $8.0357     03/05/2007       $14,260         $ 36,137
D. H. Reckinger ......        5,040            8.9%        $8.0357     03/05/2007       $26,326         $ 66,715
J. D. Borseth ........          -0-           -0-            N/A           N/A            N/A              N/A

----------------
(1) All awards reported in this table are options to purchase Common Stock granted under the Discretionary Program of the Employee Stock Plan. Both nonqualified and incentive stock options may be awarded under this program, at the discretion of the Compensation/Stock Option Committee of the Company's Board of Directors, but all grants under the program to date have been of nonqualified stock options. As indicated in note (4) to the Summary Compensation Table, the plan also includes a Voluntary Program, pursuant to which a nonqualified stock option on two shares of Common Stock automatically is awarded for each share acquired in lieu of or in exchange for a cash bonus. Discretionary grants of so-called "freestanding" stock appreciation rights also are authorized by the plan, but none to date have been granted. Generally, all options granted under the Employee Stock Plan, including the options reported in this table, first become exercisable with respect to one-quarter of the shares covered by the option on each of the first, second, third, and fourth anniversaries of the date of grant. However, pursuant to their respective change in control agreements with the Company, the exercisability of options granted to Mr. Weinhardt and Mr. Parker would accelerate upon a change in control, and the plan also permits the Compensation/Stock Option Committee to accelerate the exercisability of other options upon a change in control. Exercisable options under the plan may be exercised for cash, by delivery of shares of Common Stock or (in case of a nonqualified stock option) by directing retention of shares otherwise issuable upon exercise of the option.

(2) Adjusted for the 5% Stock Dividend.

(3) The expiration date reported in this table is the latest possible expiration date for the option reported. If employment terminates earlier than the expiration date shown, the option may expire or be canceled at an earlier date.

(4) For each column, "potential realizable value" represents potential gain (net of exercise price, but without any present value discount) based upon annual compound price appreciation of the underlying Common Stock at 5% or 10%, as applicable, through the full option term. The actual value, if any, which may be realized with respect to a reported option will be dependent upon the future performance of the Company and its Common Stock and overall market conditions. There can be no assurance that any values actually realized in the future will approximate the amounts reflected in either of these columns.

      During fiscal 1997, none of the executives named in the Summary Compensation Table exercised any stock options granted by the Company. The following table provides information concerning their holdings of such options at fiscal year-end. Unexercised options reflected in the table include the options reported in the immediately preceding table.

                            FY-End Option/SAR Values
                            ------------------------



                                                          Number of Unexercised        Value of Unexercised
                                                          Options/SARs at Fiscal    in-the-Money Options/SARs
                                                             Year-End (#)(1)        at Fiscal Year-End ($)(2)
                                                          ----------------------    -------------------------

                         Name                           Exercisable/Unexercisable   Exercisable/Unexercisable
                         ----                           -------------------------   -------------------------
W. J. Weinhardt .....................................         52,500/70,770         $106,874/$124,492
R. C. Ballou ........................................            525/12,075         $      5 /$10,689
J. J. Garber ........................................          4,922/3,150               -0-/$2,400
T. D. Parker ........................................          4,355/1,838          $  6,202/$3,842
D. H. Reckinger .....................................          2,728/9,294          $    942/$7,652
J. D. Borseth .......................................          6,300/0                   -0-/-0-

----------------
(1) Reflects adjustment for the 5% Stock Dividend.

(2) For purposes of this column, "value" is determined by subtracting the aggregate exercise price for the optioned shares from the product of that number of shares and the NASDAQ-reported closing price for the Common Stock as of the last business day of fiscal 1997.


      Newcor, Inc. Retirement Plan. This plan provides vested participants a monthly retirement benefit equal to years of credited service times 1.1% of the participant's average monthly earnings (i.e., salary and bonus) for the highest consecutive 60-month period preceding retirement or other employment termination, subject to a limit imposed under the Internal Revenue Code upon the maximum annual compensation amount that may be taken into account for purposes of calculating benefits and to another Code limit upon the maximum annual pension amount that may be paid. Substantially all salaried employees of the Company (including all executive officers named in the Summary Compensation Table) are eligible to participate in the plan. Participants are vested after five years of employment. The estimated credited years of service for the executives named in the Summary Compensation Table are, respectively, as follows: Mr. Weinhardt, two years; Mr. Ballou, two years; Mr. Garber, six years; Mr. Parker, fourteen years; Mr. Reckinger, five years; Mr. Borseth, four years. Since January 1, 1997, the maximum annual compensation amount permitted by the Internal Revenue Code to be considered for calculating Retirement Plan benefits has been $160,000, subject to future adjustment in $10,000 increments as and when justified by increases in the cost-of-living. The Code limit on the maximum annual pension amount that may be paid to any participant currently is $130,000 per year, also subject to adjustment for future cost-of-living increases.

      The following table shows the estimated annual benefits (which are not subject to deduction for Social Security benefits or other amounts) payable under the plan upon retirement at age 63 to persons in the compensation and years of service classifications indicated, with benefits computed on the basis of straight life annuities and without taking into account the Internal Revenue Code compensation limits discussed above. Please note that, under the Code as currently in effect, the benefits payable under the plan for average annual compensation above $160,000 would be the same as those reflected in the $160,000 row of the table, rather than as presented therein, except to the extent that a higher benefit amount may be required in order to preserve the benefit accrued for a given participant at December 31, 1993, and except to the extent that higher benefits become permissible due to cost-of-living adjustments.

                                 Retirement Plan Table Average
                                 -----------------------------
                                        Years of Service
                -------------------------------------------------------------------
Average
Annual
Compensation    10         15          20          25          30           35          40
------------    --         --          --          --          --           --          --
  $100,000     $11,000     $16,500     $ 22,000    $ 27,500    $ 33,000    $ 38,500    $ 44,000
  $125,000     $13,750     $20,625     $ 27,500    $ 34,375    $ 41,250    $ 48,125    $ 55,000
  $150,000     $16,500     $24,750     $ 33,000    $ 41,250    $ 49,500    $ 57,750    $ 66,000
  $160,000     $17,600     $26,400     $ 35,200    $ 44,000    $ 52,800    $ 61,600    $ 70,400
  $175,000     $19,250     $28,875     $ 38,500    $ 48,125    $ 57,750    $ 67,375    $ 77,000
  $200,000     $22,000     $33,000     $ 44,000    $ 55,000    $ 66,000    $ 77,000    $ 88,000
  $225,000     $24,750     $37,125     $ 49,500    $ 61,875    $ 74,250    $ 86,625    $ 99,000
  $250,000     $27,500     $41,250     $ 55,000    $ 68,750    $ 82,500    $ 96,250    $110,000
  $300,000     $33,000     $49,500     $ 66,000    $ 82,500    $ 99,000    $115,500    $132,000
  $350,000     $38,500     $57,750     $ 77,000    $ 96,250    $115,500    $134,750    $154,000
  $400,000     $44,000     $66,000     $ 88,000    $110,000    $132,000    $154,000    $176,000
  $450,000     $49,500     $74,250     $ 99,000    $123,750    $148,500    $173,250    $198,000
  $500,000     $55,000     $82,500     $110,000    $137,500    $165,000    $192,500    $220,000

Compensation Committee Report

      The report which follows is provided to shareholders by the members of the Compensation/Stock Option Committee of the Board of Directors (hereafter in this report, the "Compensation Committee").

      General. The Compensation Committee has been a standing committee of the Board of Directors of the Company since 1978. Among its other duties, the Compensation Committee is charged with the responsibilities, subject to full Board approval, of establishing, periodically reevaluating and (as appropriate) adjusting, and administering Company policies concerning the compensation of management personnel, including the CEO and all other executive officers. In discharging such duties, the Compensation Committee is responsible for annually determining and recommending to the full Board the annual salary for each executive officer and for establishing the criteria under which cash incentive bonuses may be paid to such executives for the year.

      The Compensation Committee also is responsible for administering the Company's option and similar plans for employees, including the Employee Stock Plan.

      For a number of years, including fiscal 1997, a basic tenet of the Company's compensation policy as set by the Compensation Committee has been that a substantial portion of the annual compensation of executive officers, as well as other higher-level personnel, should be directly linked to operating performance for the year. This policy is implemented through a management incentive cash bonus plan (the "Cash Incentive Plan"). The Company's stock-related plans enable the Compensation Committee to further another basic tenet of the Company's compensation philosophy concerning executive officers and other management personnel: that a significant component of potential compensation for such key employees should be tied to the value of the Common Stock, in order to closely align the interests of such employees with those of the shareholders and provide an incentive for increasing stock value over the long term.

      Overall, during fiscal 1997 as in prior years, the executive officer compensation policies administered by the Compensation Committee have been aimed at providing executive officers with compensation opportunities competitive with those provided executives with comparable experience and responsibilities at other companies operating in the Company's business segments, while at the same time tying a substantial portion of such potential compensation to the achievement of performance goals determined by the Compensation Committee and to the increase in Common Stock values.

      Salaries. For an employee who first joins the Company at the level of an executive officer, starting salary (as well as other components of initial compensation) normally is negotiated with the new executive by the Company's CEO (or its Chairman, if the new executive will be the CEO), in consultation with and under the direction of the Compensation Committee and subject to full Board approval. For other executive officers, the Compensation Committee annually formulates recommendations for salary adjustments based on the recommendations of management (except for CEO salary), market value changes as evaluated by outside consultants, changes in the scope of the services rendered by the executive officers, if any, adjustments in the cost-of-living index, and the judgment of the members of the Compensation Committee, all of whom have contacts in the industry. The Compensation Committee may also give some consideration during its salary deliberations to the extent of the Company's success in meeting earnings per share goals and the performance of the Common Stock during the preceding fiscal year. Since no new executive officers were first engaged during fiscal 1997, the Compensation Committee's fiscal 1997 deliberations concerning executive officer salaries focused solely on adjustments, based on the factors described above.

      After reviewing these factors for Mr. Weinhardt, the Compensation Committee recommended an 11.5% increase in his salary, effective November 1, 1996. After reviewing these factors for the other current executive officers early in the fiscal year, the Compensation Committee recommended fiscal 1997 salary increases ranging from 5.0% to 8.0%.

      Cash Incentive Plan. All current executive officers were eligible to participate in the Cash Incentive Plan for fiscal 1997. Under the plan as in effect for that year, target and minimum thresholds for fiscal 1997 profit before tax ("PBT") and working capital turnover ("WCT"), both for the Company as a whole, and for individual Company operating groups or divisions, were established before the start of the year. In addition, the Compensation Committee established individualized fiscal 1997 performance criteria for Mr. Weinhardt and approved individualized criteria established by him for each of the other executive officers. Mr. Weinhardt's individual goals related to expanding continuous improvement activities, strengthening the Company's technical resources and developmental programs and strategically repositioning the Company through acquisitions; goals for other executive officers related to achieving unit financial plans and expanding continuous improvement programs, as appropriate for their positions.

      For Mr. Weinhardt and those other executive officers who are not Group Vice Presidents, the maximum cash bonus which then could be received for the year under the Cash Incentive Plan depended upon the extent to which the threshold PBT and WCT "performance points" for the Company were met or exceeded and, to a lesser extent, on the Compensation Committee's assessment of the executive's performance for the year in light of the individualized criteria previously established for him. Maximum cash bonuses under the plan for those executive officers who are Group Vice Presidents depended upon the same factors, but to a greater extent also upon the extent to which the threshold PBT and WCT performance points for the executive's particular group were met or exceeded. Regardless of the strength of an executive's individual performance, no bonus was permissible unless at least one of the threshold performance points applicable to the executive was achieved.

      Cash bonus awards to current executive officers for fiscal 1997 were determined by the Compensation Committee in accordance with the Cash Incentive Plan, based entirely upon the factors described above. For Mr. Weinhardt, applying those factors resulted in a cash bonus award equal to 76% of his 1997 salary. Applying those factors for the other executive officers resulted in awards ranging from 8% to 88% of salary.

      Options and Stock Awards. The Employee Stock Plan establishes a Voluntary Program under which, if afforded the opportunity to do so by the Compensation Committee and subject to limits on available shares imposed by the plan or which may be imposed by the Committee, an eligible employee awarded a cash bonus under the Cash Incentive Plan may elect to forego or return to the Company some or all of such bonus and receive, in lieu thereof, transfer-restricted but nonforfeitable shares of Common Stock having a fair market value equal to the cash amount given up and a nonqualified stock option covering two additional shares for each restricted share received. The Employee Stock Plan also contemplates a Discretionary Program under which the Compensation Committee has authority, in its sole discretion and at such times as it deems appropriate, to grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and performance shares to key employees judged by the Committee to be likely to contribute materially to the Company's future success.

      Early in fiscal 1997, the Compensation Committee considered the grant of restricted stock or options to executive officers, as well as other employees, under the Discretionary Program of the Employee Stock Plan. Factors taken into account during those deliberations were the eligibility requirements of the plan, the number of shares available for awards under the plan, the extent of discretionary option grants previously made under Company plans to these executives, and recommendations from the Committee's outside consultant. After considering these factors, the Compensation Committee determined to make a restricted stock award covering 9,135 shares and grant an option covering 18,270 shares of Common Stock under the Discretionary Program to Mr. Weinhardt and also determined to grant restricted stock and discretionary options to other executive officers covering an aggregate 9,135 shares and an aggregate 18,270 shares, respectively. To date, the Compensation Committee has not permitted any executive officer to participate in the Voluntary Program with respect to his fiscal 1997 cash bonus.

      Certain Tax Developments. In mid-1993, a new Section 162(m) was added to the Internal Revenue Code. Subject to certain exceptions (including exceptions relating to stock options and for "performance-based" compensation if certain conditions are met), Section 162(m) prohibits the deduction of compensation in excess of $1 million paid in any year beginning with 1994 by a publicly-held corporation to any executive named in the company's Summary Compensation Table for the year. For fiscal 1997, the compensation paid to each of the Company's executive officers was below $1 million. The Compensation Committee expects to investigate the Company's compensation policies relating to Section 162(m) during the current fiscal year.

                  Compensation/Stock Option Committee Members:

                             Kurt O. Tech, Chairman
                               Jerry D. Campbell
                                 Jack R. Lousma

Compensation Committee Interlocks and Insider Participation

      The current members of the Compensation/Stock Option Committee, Messrs. Tech, Campbell, and Lousma, also comprised that committee throughout fiscal 1997. None of these directors is or ever has been an officer or employee of the Company or any affiliate. As previously noted, William A. Lawson also is entitled to attend all meetings of the Compensation Committee by virtue of his position as Chairman of the Board, but he is not and never has been a voting member of that committee. Mr. Lawson is an executive officer and until March 1, 1995 also was an employee of the Company.

Performance Graph

      The graph which follows charts the yearly percentage change in cumulative total shareholder return on an investment in the Company's Common Stock against each of the Standard & Poor's 500 Index and a weighted average of the Dow Jones Automobile Parts Industry Group Index and Dow Jones Factory Equipment Industry Group Index, in each case, assuming an investment of $100 on October 31, 1992, and cumulation and reinvestment of all dividends paid thereafter through October 31, 1997.

                Comparison of Five Year Cumulative Total Return

Newcor, Inc. Common Stock, S&P 500 Index, and Weighted Average of Dow Jones Automobile Parts Industry Group Index and Dow Jones Factory Equipment Industry Group Index*


                             [PERFORMANCE GRAPH]


                           1992      1993      1994      1995      1996      1997
                           ----      ----      ----      ----      ----      ----
Newcor, Inc. .........   $100.00   $161.12   $ 88.44   $102.03   $109.24   $120.28
S&P 500 ..............   $100.00   $114.93   $119.38   $150.94   $187.32   $247.47
Weighted Average* ....   $100.00   $123.81   $112.00   $121.16   $130.78   $174.58

* Weighted Average is calculated each year based on the percentage of the Company's sales for that year by its Precision Machined Products and Rubber and Plastic segments (Automobile Parts) and its Special Machines segment (Factory Equipment).

                                      14

Directors' Compensation

      The Chairman of the Board is paid a quarterly retainer of $7,125 and non-employee directors other than the Chairman are paid quarterly retainers of $3,800, in each case reduced by the cost of any medical/dental benefits provided to such director by the Company. Non-employee directors also receive a fee of $750 for each Board meeting attended and a fee of $700 for each committee meeting attended. Committee chairmen are paid an annual fee as follows: Executive Committee (Mr. Lawson), none; Finance Committee (Mr. Campbell), $850; Compensation/Stock Option Committee (Mr. Tech), $1,000; Audit Committee (Mr. Lousma), $700. Directors may elect to defer all or a portion of their fees, without interest, for payment in the future and are also reimbursed for travel and other expenses relating to their attendance at board and committee meetings.

      In addition, subject to the share limits set forth in the Company's 1996 Non-Employee Directors Stock Option Plan (the "Directors Option Plan"), at the adjournment of each organizational meeting of the Board following an annual meeting, each person then serving as a non-employee director automatically is granted under this plan a nonqualified stock option covering 1,000 shares of Common Stock. All options so granted have per share exercise prices equal to a share's grant date Fair Market Value (as defined in the Directors Option Plan), have maximum terms of 10 years, and are exercisable only for cash. Except in the event of a Change in Control (as therein defined), which would accelerate exercisability of all options then outstanding, each option granted under the Directors Option Plan first becomes exercisable with respect to one-quarter of the shares covered by the option on each of the first, second, third and fourth anniversaries of the date of the award. Options exercisable at the time a grantee leaves the Board would continue to be exercisable for one year or, if earlier, until the tenth anniversary of grant. Options not exercisable at the time a grantee leaves the Board would expire at that time.

      The Company also maintains a plan that provides retirement benefits to those non-employee directors who retire from Board service on or after age 65 and after at least 10 years of service as a director, or if such a director dies while actively serving as a director. The plan currently provides quarterly payments equal to 70% of the maximum quarterly retainer paid to active directors. The only director eligible for benefits if he were to retire immediately is Mr. Tech.

Other Matters

      The management of the Company is not aware of other business that will be presented to the Annual Meeting. If any such matters come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their judgment on such matters.

Section 16(a) Beneficial Ownership Reporting Compliance

      Directors and executive officers of the Company and certain beneficial owners of more than 10% of its Common Stock are required to file initial reports of ownership and reports of changes in ownership of Company securities pursuant to Section 16(a) of the Securities Exchange Act of 1934 and to provide the Company with copies of such reports. The Company has reviewed all such report copies as it has received from persons known to the Company to be (or during fiscal year 1997 to have been) subject to these
Section 16(a) provisions and also has received and reviewed written representations from some such persons to the effect that other reports have not been required of them. Based solely on such review, the Company believes that all required reports for fiscal 1997 were timely filed.

Proposals for 1998 Annual Meeting

      A shareholder desiring that a proposal, otherwise proper for presentation at such meeting, be presented at the Annual Meeting of Shareholders in 1999, must send such proposal to the Company so that it is received by October 12, 1998.

Miscellaneous

      Financial statements of the Company for the year ended October 31, 1997, are included in the Annual Report which accompanies this Proxy Statement.

      A complete list of the shareholders of record entitled to vote at the Annual Meeting will be open and available for examination by any shareholder, for any purpose germane to the meeting, between 9:00 a.m. and 5:00 p.m. at the principal offices of the Company at 1825 S. Woodward, Suite 240, Bloomfield Hills, Michigan, for ten days prior to the meeting.

      It is important that proxies be returned promptly. Therefore, you are urged to mark, sign and return the enclosed proxy to Newcor, Inc., c/o ChaseMellon Shareholder Services, Midtown Station, Post Office Box 957, New York, New York 10138-0751.

                                            Thomas D. Parker, Secretary
                                            /s/ Thomas D. Parker
February 4, 1998

PROXY

                                NEWCOR, INC.
               Annual Meeting of Shareholders of Newcor, Inc.

         This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints WILLIAM A. LAWSON and W. JOHN WEINHARDT as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Newcor, Inc. which the undersigned has power to vote, at the Annual Meeting of Shareholders to be held March 4, 1998 and any adjournment thereof (the "Annual Meeting").



                 (continued, and to be signed on other side)



                             FOLD AND DETACH HERE

This Proxy when properly executed will be voted in the manner directed. If no direction is made, this Proxy will be voted FOR the election as Directors of the nominees listed below, and in the discretion of the Proxies upon such other business as may properly come before the Annual Meeting.



Please mark your votes as indicated in this example /X/


1. Election of Directors Duly Nominated:  S.E. Gofrank, W.J. Weinhardt

     FOR all                     WITHHELD
     nominees listed             AUTHORITY
     above except as             to vote for all
     marked to the               nominees
     contrary.                   listed above.


     /    /                      /    /


(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

-----------------------------------------------------------------------------

2. In the discretion of the Proxies upon such other business as may properly come before the annual meeting.



The undersigned acknowledges receipt of the Notice and Proxy Statement dated February 4, 1998 and hereby revokes all Proxies heretofore given to vote at said meeting and any adjournments.

Please mark, sign, date and return Proxy Card promptly using the enclosed envelope.


Signature_______________________Signature if held jointly_____________________

Date_________________________

NOTE: Please sign exactly as name appears hereon. Executors, administrators, trustee, etc. should give full title as such. If the shareholder is a corporation, please give full corporation name and signature of a duly authorized officer.